Exhibit 99.1

Contact:

Frank Khulusi, Chairman, President and CEO

Ted Sanders, CFO

PC Mall, Inc.

(310) 354-5600

or

Budd Zuckerman, (303) 415-0200

Genesis Select

PC MALL REPORTS FIRST QUARTER EARNINGS PER SHARE

EXCLUDING STOCK-BASED COMPENSATION EXPENSE OF $0.02 PER SHARE

Highlights:

•	Pro forma earnings per share from continuing operations, excluding stock-based compensation expense, for Q1 2006 of $0.02 per share, compared with a loss per share in Q1 2005 of $(0.26).

•	Loss per share from continuing operations for Q1 2006 of $(0.00) compared to a loss per share of $(0.26) in Q1 2005. Loss per share from continuing operations for Q1 2006 includes $0.02 per share stock option expense relating to the adoption of FAS 123R.

•	Core business reports an adjusted non-GAAP operating profit margin in Q1 2006 of 0.90 percent, a 173 percent improvement over Q1 2005.

•	Consolidated net sales in Q1 2006 of $234.2 million, a decrease of two percent from Q1 2005.

•	Commercial net sales for the quarter increase five percent from Q1 2005.

Torrance, California – May 11, 2006 — PC Mall, Inc. (NASDAQ:MALL - news) today reported Q1 2006 loss per share from continuing operations of $(0.00), which includes a $0.02 per share loss related to stock option expense resulting from our adoption of Financial Accounting Standards Board Statement No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”) on a modified prospective basis. This compares with Q1 2005 loss per share from continuing operations of $(0.26). During Q1 2006, we incurred a non-cash stock-based compensation expense of $0.5 million, which is included in our selling, general and administrative (“SG&A”) expenses and a related deferred income tax benefit of $0.2 million. Excluding this $0.5 million stock-based compensation expense, pro forma earnings per share from continuing operations for Q1 2006 was $0.02 per share, compared with a loss per share of $(0.26) in Q1 2005.

Consolidated net sales for the quarter were $234.2 million, down two percent from $238.4 million in Q1 2005. Loss from continuing operations in Q1 2006 decreased by $2.9 million compared with Q1 2005, reflecting the results of a number of initiatives we have implemented to increase our gross profit and reduce our SG&A expenses. These initiatives, which include cost reductions and enhancements to account executive productivity, resulted in an increase in total gross profit of $2.7 million, or 134 basis points as a percent of net sales, and a reduction in SG&A expenses of $2.4 million, or 81 basis points as a percent of net sales, (including the $0.5 million of stock-based compensation expense resulting from our adoption of FAS 123R) in Q1 2006 compared with Q1 2005.

Frank Khulusi, Chairman, President and CEO of PC Mall, Inc. said, “We are very pleased with the significant improvement in our results for Q1 2006 from Q1 2005. Despite weak public sector and consumer sales, our Q1 2006 adjusted non-GAAP Core business operating profit margin improved by 173 percent to 90 basis points from a negative 124 basis points in Q1 2005. Our improvement is even more gratifying when considering Apple’s surprise announcement in January 2006 of an accelerated time line for its transition to Intel processors, and its impact on our consumer net sales and related results for the quarter. Despite this challenge, we were able to deliver dramatic year-over-year improvement in our results for Q1 2006 by continuing to execute our strategy of reducing SG&A expenses and improving the productivity of our account executives. Our total SG&A expenses declined by $2.4 million, or 81 basis points as a percent of net sales, from Q1 2005, and we increased the productivity of our commercial account executives in Q1 2006 by 25 percent over Q1 2005.”

In Q1 2006, consolidated net sales decreased by two percent to $234.2 million from $238.4 million in Q1 2005. Core business net sales (excluding net sales of Onsale.com) for Q1 2006 were $229.4 million, down three percent from Q1 2005. Commercial net sales grew five percent, but were offset by a 21 percent decline in consumer net sales and a 17 percent decline in public sector net sales. The decline in consumer net sales was primarily due to Apple’s January 2006 announcement of an accelerated time-line for its transition to Intel processors, and an 18% decrease in consumer advertising expenditures.

Consolidated gross profit in Q1 2006 increased by ten percent, or $2.7 million, to $29.4 million compared to Q1 2005. Consolidated gross profit margin for Q1 2006 increased by 1.4 percent to 12.6 percent compared to 11.2 percent in Q1 2005. Core business gross profit increased by nine percent to $29.1 million in Q1 2006 from Q1 2005.

Consolidated SG&A expenses as a percentage of net sales decreased to 12.2 percent in Q1 2006 from 13.0 percent in Q1 2005. The 0.8 percent decrease in Q1 2006 consolidated SG&A as a percentage of net sales over the prior year quarter was due in part to the 80 basis point decline in personnel costs, a 14 basis point decline in advertising expenditures, a 19 basis point decline in audit and audit related fees, and an eight basis point decline in credit card related fees. These declines in Q1 2006 were partially offset by reductions in costs formerly charged to eCOST.com of 38 basis points and the non-cash stock-based compensation expense of 19 basis points recognized in the first quarter of 2006.

Commercial and public sector account executive headcount included in SG&A at the end of Q1 2006 amounted to 570 employees, down 136 account executives from Q1 2005 and up 11 account executives from Q4 2005. Average tenure for a corporate and public sector account executive at the end of Q1 2006 was 27 months, with nine percent of the commercial and public sector workforce in training, 40 percent with less than one year experience and 60 percent with less than two years experience. Total account executives, including those focused on commercial, public sector and consumer customers, numbered 676 at the end of Q1 2006, down 146 managers from Q1 2005 and down 15 managers from Q4 2005. The reduction in headcount is in line with our previously articulated strategy of focusing on account executive productivity.

We had cash and cash equivalents of $5.0 million at March 31, 2006 compared to $6.3 million at December 31, 2005. Accounts receivable at March 31, 2006 increased by $4.1 million from December 31, 2005 primarily due to increased receivables from our vendors. Inventories of $53.1 million at March 31, 2006 decreased by $11.4 million from December 31, 2005 reflecting seasonality and our sell-through of year-end strategic buys for the holidays. Accounts payable increased by $6.4 million from December 31, 2005 primarily due to timing of payments to our vendors in the current period compared to the 2005 year end. Outstanding borrowings under our line of credit decreased by $11.0 million at March 31, 2006 from December 31, 2005 primarily due to the timing of payments to our vendors and the decrease in our inventories.

Outlook

Khulusi stated, “We are pleased with our accomplishments in Q1 2006 and we believe we are well positioned for the remainder of 2006. Our cost structure is much leaner, and we are continuing our efforts to maximize our Philippines off-shoring initiative to further reduce our costs. We are optimistic regarding the balance of the year, specifically the second half as Apple’s transition to Intel processors continues throughout the year. Our goal remains to achieve a two percent adjusted non-GAAP Core business operating profit margin on a quarterly basis as soon as possible, ideally in the second half of 2006.”

Non-GAAP Measures

As described below, the adjusted non-GAAP Core business operating profit and related operating profit margin contained herein, which are supplemental to the financial results based on generally accepted accounting principles, exclude the results of Onsale.com, net sales to eCOST.com, if any, special charges, non-cash stock-based compensation expenses and SOX-related expenses. Additional items that would be excluded from non-GAAP Core business operating profit and related operating profit margin include restructuring costs and other special items, if any. We believe that the presentation of results excluding these items provides meaningful supplemental information to both management and investors that is indicative of our Core business operating results across reporting periods. We include an income statement reconciliation of these non-GAAP measures to provide a more complete view of their effect on results. We are unable to reconcile our expectations and goals with respect to adjusted non-GAAP quarterly operating profits and margin for the Core business in future periods, because the GAAP financial measures are not accessible on a forward-looking basis.

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Conference Call

Management will hold a conference call on Thursday, May 11, 2006 at 5:00 p.m. Eastern time (2:00 p.m. PDT) to discuss first quarter results. To listen to PC Mall management’s discussion of the first quarter results live, access the PC Mall website, www.pcmall.com, and click on the Investor Relations section.

A conference call replay will be available immediately following the call until June 1, 2006 and can be accessed by calling: (888) 286-8010 and inputting pass code 83598813.

About PC Mall

PC Mall, Inc., together with its subsidiaries, (the “Company”) is a rapid response supplier of technology solutions for businesses, government and educational institutions as well as consumers. More than 100,000 different products from companies such as, but not limited to, Apple, HP, IBM, Lenovo and Microsoft are marketed to customers using relationship-based selling, direct marketing, catalogs and the Internet (http://www.pcmall.com, http://www.macmall.com, http://www.pcmallgov.com and http://www.onsale.com). Customer orders are rapidly filled by the Company’s distribution center strategically located near FedEx’s main hub or by the Company’s extensive network of distributors, which is one of the largest networks in the industry.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include the statements regarding the Company’s expectations, hopes or intentions regarding the future, including, but not limited to, the potential of our existing sales force to provide growth and improve productivity, expectations regarding reduced cost structure, including, but not limited to, expected cost savings in connection with our initiatives in the Philippines, expectations regarding Apple’s transition to Intel processors, and expectations relating to Core business adjusted non-GAAP operating profit and operating profit margin. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. The factors that could cause our actual results to differ materially include without limitation the following: uncertainties relating to the relationship of the number of account executives and productivity; investments in tools and infrastructure that may not improve our account executives’ productivity and our profitability; decreases in revenues related to consumer, commercial and public sector sales including, but not limited to, potential decreases in sales related to changes in our vendors products; increased competition and pricing pressures, including, but not limited to, increased competition from direct sales by some of our largest vendors; the impact of seasonality on our sales; availability of products from third party suppliers at reasonable prices; political unrest in the Philippines and our limited experience operating in the Philippines, which could prevent us from realizing expected benefits from our Philippines operations; increased expenses, including, but not limited to, interest expense; our advertising, marketing and promotional efforts may be costly and may not achieve desired results; risks due to shifts in market demand or price erosion of owned inventory; risks related to litigation by or against the Company; and inability to convert back orders to completed sales. Additional factors that could cause our actual results to differ are discussed under the heading “Risk Factors” in Item 1A of our Form 10-K for the 2005 fiscal year, on file with the Securities and Exchange Commission, and in our other periodic reports filed from time to time with the SEC. All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statements.

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-Financial Tables Follow-

PC MALL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2006	2005
Net sales	$234,222	$238,374
Cost of goods sold	204,791	211,607

Gross profit	29,431	26,767
Selling, general and administrative expenses	28,493	30,926

Operating profit (loss)	938	(4,159)
Interest expense, net	1,029	654

Loss from continuing operations before income taxes	(91)	(4,813)
Income tax benefit	(36)	(1,828)

Loss from continuing operations	(55)	(2,985)
Loss from discontinued operation, net of taxes	—	(1,182)

Net loss	$(55)	$(4,167)

Basic and Diluted Loss Per Common Share
Basic loss per share:
Loss from continuing operations	$(0.00)	$(0.26)
Loss from discontinued operation, net of taxes	—	(0.10)

Net loss	$(0.00)	$(0.36)

Diluted loss per share:
Loss from continuing operations	$(0.00)	$(0.26)
Loss from discontinued operation, net of taxes	—	(0.10)

Net loss	$(0.00)	$(0.36)

Weighted average number of common shares outstanding:
Basic	11,731	11,569
Diluted	11,731	11,569

PC MALL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO

CORE BUSINESS OPERATING PROFIT (LOSS) AND OPERATING PROFIT (LOSS) MARGIN

(unaudited, in thousands)

	Three Months Ended March 31,
	2006	2005
Consolidated net sales	$234,222	$238,374
Less net sales of OnSale.com	(4,838)	(1,443)

Core business net sales	$229,384	$236,931

Consolidated operating profit (loss)	$938	$(4,159)
Less operating loss of OnSale.com	673	612

Core business operating profit (loss)	$1,611	$(3,547)

Core business operating profit (loss) margin	0.70%	(1.50	) %

Core business operating profit (loss)	$1,611	$(3,547)
Adjustments to reported operating profit:
SOX-related expenses (a)	—	557
Non-cash stock-based compensation expense (b)	452	44

Adjusted non-GAAP Core business operating profit (loss)	$2,063	$(2,946)

Adjusted non-GAAP Core business operating profit (loss) margin	0.90%	(1.24)%

(a)	Charges related to costs incurred to comply with Rule 404 of the Sarbanes-Oxley Act of 2002.

(b)	Non-cash stock-based compensation expense relates to our adoption of SFAS 123R on January 1, 2006 for Q1 2006 and the issuance of an option in 2004 to a public relations firm for Q1 2005.

PC MALL, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except per share amounts and share data)

	March 31, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$4,963	$6,289
Accounts receivable, net of allowances of $4,862 and $4,774	107,041	102,981
Inventories, net	53,084	64,448
Prepaid expenses and other current assets	9,246	8,330
Deferred income taxes	3,597	3,597

Total current assets	177,931	185,645
Property and equipment, net	8,520	8,416
Deferred income taxes	8,857	8,821
Goodwill	1,405	1,405
Other assets	917	955

Total assets	$197,630	$205,242

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$71,132	$64,728
Accrued expenses and other current liabilities	17,562	20,839
Deferred revenue	9,586	10,440
Line of credit	42,519	53,517
Note payable – current	500	500

Total current liabilities	141,299	150,024
Note payable	2,125	2,250

Total liabilities	143,424	152,274

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.001 par value; 30,000,000 shares authorized; 12,067,395 and 12,015,641 shares issued; and 11,773,195 and 11,721,441 shares outstanding, respectively	12	12
Additional paid-in capital	84,862	83,533
Treasury stock, at cost: 294,200 shares	(1,015)	(1,015)
Accumulated other comprehensive income	238	274
Accumulated deficit	(29,891)	(29,836)

Total stockholders’ equity	54,206	52,968

Total liabilities and stockholders’ equity	$197,630	$205,242